July 20, 2022

URGENT

Dear Shareholder of the Neuberger Berman Funds:

We have attempted to contact you regarding an important matter pertaining to the Neuberger Berman Funds.

Please contact us immediately at 1- 833-757-0738 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time and Saturday through Sunday between the hours of 10:00 a.m. to 6:00 p.m. Eastern Time.

This matter is very important and will take only a moment of your time.

Broadridge Financial Solutions has been engaged by Neuberger Berman Funds to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Michael Collins

Vice President and General Manager